EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 4, 2004 (except as to notes 2, 8 and 13 as to which the date is May 23, 2005) included in Ballistic Recovery Systems, Inc.’s Annual Report on Form 10-KSB for the year ended September 30, 2004, and as amended, and to all references to our firm included in this registration statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

October 14, 2005